     As Filed With the Securities and Exchange Commission on July 8, 1999
                                              Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington. D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------

                          CORTEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                      33-0303583
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


               15241 Barranca Parkway, Irvine, California  92618
                    (Address of Principal Executive Offices)

                           -------------------------

                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            ------------------------

                           Vincent F. Simmon, Ph.D.
                     President and Chief Executive Officer
                         Cortex Pharmaceuticals, Inc.
                            15241 Barranca Parkway
                           Irvine, California  92618
                    (Name and address of agent for service)

                                (949) 727-3157
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Lawrence B. Cohn, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
    Title of                              Proposed Maximum        Proposed Maximum
   Securities          Amount To Be      Offering Price Per      Aggregate Offering        Amount Of
 To Be Registered       Registered           Share (1)               Price (1)          Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,              1,056,451          $0.93                  $982,499               $273
$.001  par value            shares
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low bids reported on the system of the National Association of Securities Dealers, Inc., known as the OTC Bulletin Board, for the Common Stock on July 2, 1999, which was $0.93 per share.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  This registration statement relates to the Cortex Pharmaceuticals, Inc. (the "Company") 1996 Stock Incentive Plan (the "Plan"). The Plan provides for an automatic increase in the number of shares which may be issued under the Plan effective on the last day of each fiscal year (June 30). Such increase is equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year. Based on an increase in the Company's Common Stock outstanding of 5,282,256 shares since June 30, 1998, the Plan is being amended to make available for grant an additional 1,056,451 shares of Common Stock. Initially, an aggregate of 2,402,319 shares of Common Stock were available for grant or award under the Plan, and such 2,402,319 shares were registered on this form on January 31, 1997. This registration statement covers the current increase of 1,056,451 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 3,458,770.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following document is incorporated herein by reference:

         (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-20777).

Item 8.  Exhibits.
         --------

          5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

          23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

          23.2  Consent of Ernst and Young LLP, independent auditors.

          24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 of the Company's Registration Statement on Form S-8 filed January 31, 1997).

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 7th day of July, 1999.


                              CORTEX PHARMACEUTICALS, INC.


                              By:   /s/ Vincent F. Simmon, Ph.D.
                                    -----------------------------
                                    Vincent F. Simmon, Ph.D.
                                    Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                         Date
             ---------                        -----                         ----
 /s/   Vincent F. Simmon, Ph.D.
---------------------------------   President, Chief Executive           July 7, 1999
  Vincent F. Simmon, Ph.D.          Officer (principal executive
                                    officer), Acting Chief Financial
                                    Officer (principal financial and
                                    accounting officer), Corporate
                                    Secretary and Director

/s/ Robert F. Allnutt *             Director                             July 7, 1999
------------------------------
  Robert F. Allnutt

/s/ Carl W. Cotman, Ph.D. *
------------------------------      Director                             July 7, 1999
  Carl W. Cotman, Ph.D.

/s/ Michael G. Grey *
------------------------------      Director                             July 7, 1999
  Michael G. Grey

/s/ Davis L. Temple, Jr., Ph.D. *   Director                             July 7, 1999
------------------------------
Davis L. Temple, Jr., Ph.D.


     *By: /s/ Vincent F. Simmon, Ph.D.
          ----------------------------
            Vincent F. Simmon, Ph.D.,
              as Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit
Number                                Description
-------                               -----------
  5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
               Corporation.

  23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

  23.2         Consent of Ernst and Young LLP, independent auditors.

  24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 of the Company's Registration Statement on Form S-8 filed January 31, 1997).